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                                                                     Exhibit 5.1


                                PERKINS COIE LLP
              A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
      1211 SOUTHWEST FIFTH AVENUE, SUITE 1500 X PORTLAND, OREGON 97204-3715
                TELEPHONE: 503 727-2000 X FACSIMILE: 503 727-2222

                                                                     May 9, 2000


A-Fem Medical Corporation
10180 SW Nimbus Avenue
Suite J-5
Portland, Oregon  97223

        RE: 5,000,000 SHARES OF COMMON STOCK $.01 OF A-FEM MEDICAL CORPORATION.
            (THE "COMPANY")

Ladies and Gentlemen:

        We have acted as counsel to the Company in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), to be filed with the Securities and Exchange Commission with respect to an aggregate of 5,000,000 shares of Common Stock, $.01 par value of the Company (the "Shares"), that may be issued pursuant to Athena Medical Corporation 1994 Incentive and Non-Qualified Stock Option Plan and the A-Fem Non-Qualified Stock Option Letter Agreement (together, the "Plans"). We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion.

        We are of the opinion that the Shares that will be issued upon the exercise of stock options granted pursuant to the Plans have been duly authorized and that, upon the receipt of the consideration therefor in accordance with the terms of the Plans and issuance thereof by the Company, the Shares will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                            Very truly yours,



                                            /s/ PERKINS COIE LLP